Exhibit 99.1

Contact:	Miles Goda
VP of Corporate Development
(206) 613-0826

WatchGuard Reports Fourth Quarter and Year-End Results

Seattle, Washington – March 30, 2005. WatchGuard Technologies, Inc. (Nasdaq: WGRD), a leading provider of network security solutions, today announced its financial results for the fourth quarter and year ended December 31, 2004.

Fourth Quarter Results

WatchGuard reported net revenue of $19.3 million for the fourth quarter of 2004, compared to $19.6 million in the fourth quarter of 2003, and $20.8 million in the previous quarter, the third quarter of 2004. Product revenue was $11.9 million, compared to $13.1 million in the fourth quarter of 2003, and $13.4 million in the previous quarter. Service revenue was $7.4 million, compared to $6.4 million in the fourth quarter of 2003, and $7.4 million in the previous quarter.

On a generally accepted accounting principles, or GAAP, basis, WatchGuard reported a net loss of $2.9 million, or $0.08 per share, in the fourth quarter, compared to a net loss of $4.4 million, or $0.13 per share, in the fourth quarter of 2003, and a net loss of $1.5 million, or $0.05 per share, in the previous quarter. Excluding amortization of acquisition-related costs, impairment charges, non-cash stock-based compensation, and restructuring charges, WatchGuard reported a non-GAAP net loss of $2.6 million, or $0.08 per share, in the fourth quarter, compared to a non-GAAP net loss of $2.8 million, or $0.08 per share, in the fourth quarter of 2003, and a non-GAAP net loss of $0.9 million, or $0.03 per share, in the previous quarter.

2004 Results

For 2004, WatchGuard reported net revenue of $82.8 million, up 4% from $79.6 million in 2003. Product revenue was $54.4 million, up 4% from $52.5 million in 2003. Service revenue was $28.4 million, up 5% from $27.1 million in 2003.

On a GAAP basis, WatchGuard reported a net loss of $7.7 million, or $0.23 per share, in 2004, compared to a net loss of $16.1 million, or $0.49 per share, in 2003. Excluding amortization of acquisition-related costs, impairment charges, non-cash stock-based compensation, and restructuring charges, WatchGuard reported a non-GAAP net loss of $6.3 million, or $0.19 per share, in 2004, compared to a non-GAAP net loss of $9.4 million, or $0.28 per share, in 2003. The reconciliation of WatchGuard’s GAAP net loss per share to WatchGuard’s non-GAAP net loss per share for the quarter and year ended December 31, 2004, and the quarter and year ended December 31, 2003, is set forth at the end of this press release.

WatchGuard ended December 31, 2004, with $79.8 million in cash and securities, of which $3.0 million is restricted cash under the terms of certain real estate lease agreements.

“We continue to make progress in executing the first stages of our long-term strategic plan by focusing on product development, channel development, and infrastructure development,” said Ed Borey, Chief Executive Officer of WatchGuard. “Over the past quarter, we have launched several new products, including our new gateway anti-virus subscription service and the Firebox X Edge Wireless. Both of these new products have exceeded all internal expectations. We have added new channels around the world. In Europe, we added Ingram Micro, AlgolProducts, the largest Italian distributor of network computing technologies, and Feeder, one of the leading French distributors of professional IT services. In Asia, we added PacRim Technologies in Hong Kong, Transition Systems in the Philippines, Afiintra Technologies in Malaysia, NTT West in Japan, and Blitz IT in Singapore. In addition, we have improved many of the ways in which WatchGuard does business by supplying our partners around the world with enhanced tools, reporting, and other services that will help them to drive their WatchGuard business.”

“The Firebox X Core recently won the ‘Best Small Business Security Solution’ award from SC Magazine and our Firebox X Edge was a finalist for the U.S. Excellence Award in the ‘Best SOHO Security Solution’ category. We believe WatchGuard is headed in the right direction—our network security solutions continue to gain traction and recognition, and we have exciting new products and services planned for the remainder of the year.”

As previously disclosed, during the financial statement close and audit process for the year ended December 31, 2004, WatchGuard discovered certain errors in its previously issued consolidated financial statements. These errors pertained to (i) inaccurate income statement classification of early pay incentive discounts taken by customers, (ii) under-accrual of customer rebate obligations, and (iii) timing of revenue recognition associated with specific products and services (resulting in an overstatement of product revenue and an understatement of deferred revenue).

GAAP requires early pay incentive discounts to be recorded as a reduction to revenue, not as a component of interest expense, as previously reported by WatchGuard. Accordingly, WatchGuard reclassified early pay incentive discounts from interest expense to revenue for all previously issued consolidated financial statements. This reduced revenue by approximately $288,000 in 2002, $585,000 in 2003 and $509,000 in the first three quarters of 2004, but reduced interest expense by the same amounts. Accordingly, these adjustments will have no effect on our previously reported net losses for these periods.

WatchGuard conducted a comprehensive and detailed evaluation of all errors identified, both individually and in the aggregate, in order to assess the materiality and financial statement impact on its previously issued consolidated financial statements. The evaluation was limited to previously issued consolidated financial statements for all interim periods in 2003 and 2004, as well as prior-period consolidated financial statements required for comparative purposes in WatchGuard’s Form 10-K for 2004.

Based on WatchGuard’s analysis, it does not believe that the impact of the errors identified, either individually or in the aggregate, would be material to the annual period in which they were reported in 2002 or the annual or interim periods in which they were reported in 2003. However, WatchGuard determined that errors identified and reported in previously issued consolidated financial statements for interim periods in 2004 would have a material impact on those periods. Accordingly, WatchGuard restated its previously issued consolidated financial statements for the first three quarters of 2004. The cumulative financial impact of these restatements on the first three quarters of 2004 resulted in a reduction in revenues of approximately $1.8 million and a corresponding increase in net loss for the nine-month period. These adjustments will also result in an increase in deferred revenue at December 31, 2004, of approximately $1.2 million, which will be recognized as incremental service revenue in 2005.

WatchGuard also determined that it did not properly gross up tenant improvement incentives relating to its Seattle headquarters facility at the inception of its lease in 2000 in accordance with FASB Technical Bulletin 88-1. Based on WatchGuard’s analysis, it determined that this had no impact on any prior reported statements of operations, and only minimal impact on certain classifications on its balance sheet and statement of cash flows, such that restatement was not required.

“WatchGuard is fully committed to providing a proper control environment, full transparency, and accurate financial reporting,” concluded Borey. “We are working diligently to address any and all issues.”

Webcast Information

An Internet broadcast and replay of WatchGuard’s conference call discussing its fourth quarter and year end results (2:00 PM Pacific/5:00 PM Eastern) will be available on March 30, 2005, at www.watchguard.com under “Investor Relations.”

About WatchGuard Technologies, Inc.

WatchGuard is a leading provider of network security solutions for small- to mid-sized enterprises worldwide, delivering integrated products and services that are robust as well as easy to buy, deploy and manage. The company’s Firebox X line of expandable integrated security appliances is designed to be fully upgradeable as an organization grows and to deliver the industry’s best combination of security, performance, intuitive interface and value. WatchGuard Intelligent Layered Security architecture protects against emerging threats effectively and efficiently and provides the flexibility to integrate additional security functionality and services offered through WatchGuard. Every WatchGuard product comes with an initial LiveSecurity Service subscription to help customers stay on top of security with vulnerability alerts, software updates, expert security instruction and superior customer care. For more information, please call (206) 521-8340 or visit www.watchguard.com.

Certain statements in this press release, including statements about our ability to grow our business and improve our results of operations, statements about the potential demand for, and market acceptance of, our Firebox X platform, statements about expected new products, services, features or functionality, statements about when we expect to file our annual report on Form 10-K for the year ended December 31, 2004, and other statements about our plans, objectives, intentions, and expectations are “forward-looking statements” within the meaning of the Securities Act of 1933, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to known and unknown risks and uncertainties and inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risk that our future operating results will fall below expectations, the risk that we are unable to grow our business or improve our results of operations as expected or at all, the risk that our Firebox X platform does not achieve market acceptance or does not perform as we expect, the risk that new products, services, features or functionality will not be available when expected or at all, the risk that we will not file our annual report on Form 10-K for the year ended December 31, 2004, when expected and the other risks described under “Important Factors That May Affect Our Operating Results, Our Business and Our Stock Price” in our quarterly report on Form 10-Q for the quarter ended September 30, 2004, in our annual report on Form 10-K for the year ended December 31, 2004, that we expect to file by March 31, 2005, and in our Securities and Exchange Commission filings from time to time. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release.

WatchGuard, LiveSecurity, and Firebox are either registered trademarks or trademarks of WatchGuard Technologies, Inc. or its subsidiaries in the United States and/or other countries.

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data and percentages)

	Three Months Ended			Twelve Months Ended
	December 31, 2004	September 30, 2004	December 31, 2003	December 31, 2004	December 31, 2003
	(unaudited)	(unaudited)	(unaudited)
		(restated) (2)
Revenues:
Product (1)	$11,904	$13,393	$13,145	$54,398	$52,470
Service	7,357	7,381	6,423	28,369	27,095

Total revenues	19,261	20,774	19,568	82,767	79,565

Cost of revenues:
Product	5,547	6,379	6,691	24,889	23,580
Service	1,389	1,390	1,344	5,554	6,082

Total cost of revenues	6,936	7,769	8,035	30,443	29,662

Gross margin	12,325	13,005	11,533	52,324	49,903
Gross margin percent	64.0%	62.6%	58.9%	63.2%	62.7%

Operating expenses:
Sales and marketing	8,465	7,740	7,503	32,900	31,665
Research and development	4,493	4,403	4,914	18,143	20,793
General and administrative	2,442	2,055	2,155	8,828	8,045
Stock-based compensation	3	—	35	21	244
Amortization of other intangible assets acquired	244	243	338	974	1,963
Impairment of other intangible assets acquired	—	—	230	—	3,530
Restructuring charges	—	400	1,000	400	1,000

Total operating expenses	15,647	14,841	16,175	61,266	67,240

Operating loss	(3,322)	(1,836)	(4,642)	(8,942)	(17,337)

Interest income, net:
Interest income	362	322	274	1,256	1,288
Interest expense (1)	(9)	(12)	(7)	(40)	(19)

Total interest income, net	353	310	267	1,216	1,269

Loss before income taxes	(2,969)	(1,526)	(4,375)	(7,726)	(16,068)
Income tax provision (benefit)	(111)	23	10	(45)	34

Net loss	$(2,858)	$(1,549)	$(4,385)	$(7,681)	$(16,102)

Basic and diluted net loss per share	$(0.08)	$(0.05)	$(0.13)	$(0.23)	$(0.49)

Shares used in calculation of basic and diluted net loss per share	33,667	33,575	33,066	33,489	32,889

(1)	Prior period results have been revised to reflect the reclassification of early pay incentive discounts from interest expense to product revenues in accordance with generally accepted accounting principles, or GAAP.
(2)	Operating results for the three months ended September 30, 2004 have been restated to correct certain accounting errors reflected in previously reported financial statements.

WATCHGUARD TECHNOLOGIES, INC.

NON-GAAP PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding Stock-Based Compensation, Amortization and Impairment of Other Intangible Assets Acquired

and Restructuring Charges

(In thousands, except per share data and percentages)

unaudited

	Three Months Ended			Twelve Months Ended
	December 31, 2004	September 30, 2004	December 31, 2003	December 31, 2004	December 31, 2003
		(restated) (2)
Revenues:
Product (1)	$11,904	$13,393	$13,145	$54,398	$52,470
Service	7,357	7,381	6,423	28,369	27,095

Total revenues	19,261	20,774	19,568	82,767	79,565

Cost of revenues:
Product	5,547	6,379	6,691	24,889	23,580
Service	1,389	1,390	1,344	5,554	6,082

Total cost of revenues	6,936	7,769	8,035	30,443	29,662

Gross margin	12,325	13,005	11,533	52,324	49,903
Gross margin percent	64.0%	62.6%	58.9%	63.2%	62.7%

Operating expenses:
Sales and marketing	8,465	7,740	7,503	32,900	31,665
Research and development	4,493	4,403	4,914	18,143	20,793
General and administrative	2,442	2,055	2,155	8,828	8,045

Total operating expenses	15,400	14,198	14,572	59,871	60,503

Pro forma operating loss	(3,075)	(1,193)	(3,039)	(7,547)	(10,600)

Interest income, net:
Interest income	362	322	274	1,256	1,288
Interest expense (1)	(9)	(12)	(7)	(40)	(19)

Total interest income, net	353	310	267	1,216	1,269

Pro forma loss before income taxes	(2,722)	(883)	(2,772)	(6,331)	(9,331)
Income tax provision (benefit)	(111)	23	10	(45)	34

Pro forma net loss	$(2,611)	$(906)	$(2,782)	$(6,286)	$(9,365)

Basic and diluted pro forma net loss per share	$(0.08)	$(0.03)	$(0.08)	$(0.19)	$(0.28)

Shares used in calculation of basic and diluted pro forma net loss per share	33,667	33,575	33,066	33,489	32,889

(1)	Prior period results have been revised to reflect the reclassification of early pay incentive discounts from interest expense to product revenues in accordance with GAAP.
(2)	Operating results for the three months ended September 30, 2004 have been restated to correct certain accounting errors reflected in previously reported financial statements.

WATCHGUARD TECHNOLOGIES, INC.

RECONCILIATION OF THE ABOVE NON-GAAP PRO FORMA AMOUNTS TO GAAP NET LOSS IN THE FINANCIAL STATEMENTS

(In thousands)

unaudited

	Three Months Ended			Twelve Months Ended
	December 31, 2004	September 30, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Pro forma net loss	$(2,611)	$(906)	$(2,782)	$(6,286)	$(9,365)
Adjustments to reconcile pro forma net loss to GAAP net loss in the financial statements:
Stock-based compensation	3	—	35	21	244
Amortization of other intangible assets acquired	244	243	338	974	1,963
Impairment of other intangible assets acquired	—	—	230	—	3,530
Restructuring charges	—	400	1,000	400	1,000

Net effect of pro forma adjustments	247	643	1,603	1,395	6,737

Net loss	$(2,858)	$(1,549)	$(4,385)	$(7,681)	$(16,102)

Use of Non-GAAP Pro Forma Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, WatchGuard uses pro forma measures of operating results, net income, and earnings per share, which are adjusted to exclude certain costs and expenses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of WatchGuard’s underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating results prepared in accordance with generally accepted accounting principles in the United States. Pro forma results exclude:

•	non-cash stock-based compensation expenses originating from employee stock options granted at less than fair value, stock options granted to consultants and certain restricted common stock and common stock subject to repurchase issued in connection with the Qiave Technologies Corporation and RapidStream, Inc. acquisitions;

•	the amortization and impairment of other intangible assets obtained in WatchGuard’s acquisition of Qiave Technologies Corporation in October 2000 and RapidStream, Inc. in April 2002; and

•	restructuring charges.

WATCHGUARD TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2004	December 31, 2003 (1)
ASSETS

Current assets:
Cash and cash equivalents	$4,660	$3,899
Short-term and available for sale investments	72,189	74,890
Trade accounts receivable, net	7,305	6,700
Inventories, net	3,145	3,068
Prepaid expenses and other current assets	2,780	3,924

Total current assets	90,079	92,481

Property and equipment, net	6,303	6,512

Restricted cash	3,000	3,000

Goodwill	66,605	66,605

Other intangibles, net and other assets	2,494	3,562

Total assets	$168,481	$172,160

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,214	$3,676
Accrued expenses and other liabilities	7,581	6,335
Short-term accrued restructuring and acquisition costs	1,289	2,271
Short-term deferred revenues	17,402	15,675

Total current liabilities	29,486	27,957

Long-term deferred rent	1,447	1,525

Long-term accrued restructuring costs	3,599	4,268

Long-term deferred revenues	1,818	1,072

Total liabilities	36,350	34,822

Total stockholders’ equity	132,131	137,338

Total liabilities and stockholders’ equity	$168,481	$172,160

(1)	Balances reflect reclassification of certain prior-year items to conform to the current year presentation.

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2004	December 31, 2003 (1)	December 31, 2004	December 31, 2003 (1)
	(unaudited)	(unaudited)
Operating activities:

Net loss	$(2,858)	$(4,385)	$(7,681)	$(16,102)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Noncash expenses:
Depreciation and amortization of property and equipment	620	734	2,724	2,996
Amortization of other intangible assets acquired	244	338	974	1,963
Impairment of other intangible assets acquired	—	230	—	3,530
Stock-based compensation	3	35	21	244
Changes in operating assets and liabilities:
Trade accounts receivable, net	847	(603)	(605)	2,113
Inventories, net	34	1,301	(77)	1,374
Prepaid expenses and other current assets	509	(94)	1,144	511
Other assets	(6)	40	94	170
Accounts payable	206	(1,080)	(462)	(1,003)
Accrued expenses, other liabilities and deferred rent and	1,374	1,917	1,168	1,295
Accrued restructuring and acquisition costs	(514)	421	(1,651)	(2,496)
Deferred revenues	520	(328)	2,473	(1,704)

Net cash provided by (used in) operating activities	979	(1,474)	(1,878)	(7,109)

Investing activities:
Purchases of property and equipment	(1,114)	(296)	(2,515)	(1,836)
Proceeds from maturities of marketable securities	18,644	17,651	51,674	119,503
Proceeds from sales of marketable securities	—	2,000	—	3,819
Purchases of marketable securities	(16,886)	(21,165)	(49,158)	(121,070)

Net cash provided by (used in) investing activities	644	(1,810)	1	416

Financing activities:
Proceeds from stock option exercises and issuances of common stock under employee stock purchase plan	62	452	2,638	1,702

Net cash provided by financing activities	62	452	2,638	1,702

Net increase (decrease) in cash and cash equivalents	1,685	(2,832)	761	(4,991)
Cash and cash equivalents at beginning of period	2,975	6,731	3,899	8,890

Cash and cash equivalents at end of period	$4,660	$3,899	$4,660	$3,899

(1)	Balances reflect reclassification of certain prior-year items to conform to the current-year presentation.